Exhibit 99.1



SECURED DIGITAL REVENUE IS UP 33 PERCENT IN THIRD QUARTER AND 36 PERCENT YEAR TO DATE; HIGHER PROFITS IN THIRD QUARTER FOLLOWING CORPORATE REORGANIZATION AND
                                INCREASED SALES

SADDLE BROOK, NJ - November 21, 2006 - Outsourced services provider Secured Digital Applications, Inc. (OTCBB:SDGL) recorded record revenues of $26.23 million for the first nine months of 2006, up 36 percent from the prior year, according to the Company's quarterly report filed yesterday with the Securities and Exchange Commission.

The Company also reported one of its strongest quarters to date, with income from continuing operations of $665,660. Net income to shareholders, after recording charges associated with a reorganization in which two non-core subsidiaries were disposed of, was $532,443.

Secured Digital said that its quarterly revenue for the period ending September 30, 2006 was $9.766 million, up 33 percent from the same period in 2005, primarily as a result of increased sales of media production and information technology services.

Patrick Lim, chairman and chief executive officer, said that the quarterly results reflected both a growth in overall sales and the company's continuing efforts to improve the net income to shareholders. "We are particularly pleased that the reorganization in the third quarter allowed us to significantly improve our bottom line."

"The continued growth in the company's sales reflects the vibrancy of economic conditions in Southeast Asia and the work of the employees and management of the Company," Lim continued.

Lim noted that that the Company has achieved double digit growth in almost every quarter since Secured Digital went public in the Spring of 1999.

As part of the reorganization completed in the third quarter, Secured Digital sold its material handling and retail computer businesses. In the quarterly report filed yesterday, the Company said that those businesses had failed to meet management's criteria for profitability and were no longer considered an appropriate fit with the Secured Digital organization.

"We concluded that it is important for the company's continued growth and profitability to align the organization around our core operations, which also is where we believe the greatest opportunities exist," Lim said. "This is particularly true as Malaysia evolves into a growing provider of outsourced services, as well as one of the United States major trading partners."

Lim said that the sale of these two lines of businesses would result in only a modest decrease in forecast sales for the entire year. The company previously forecast 2006 sales at $38-40 million. Lim said that 2006 sales are now forecast at $34-36 million.

About Secured Digital Applications, Inc:

Secured Digital Applications, Inc. is a global provider of outsourced business services in such areas media production, information technology, digital document management and trade management and consulting, serving customers in Southeast Asia and the United States. The Company's media production includes content for television, the Internet and free-standing digital displays, and also designs and installs on-site multi-media presentations. SDA also develops and implements solutions for biometric security systems and business process applications

Safe Harbor Statement:

Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

Contact
Valerie Looi/Jay McDaniel
Secured Digital Applications, Inc.
Phone: 011 (603) 7955 4582/(201) 843-0222
valerie.looi@digitalapps.net